Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND-QUARTER RESULTS
- Debt principal reduction of $63.6 million from Q2 2015 -
- Net working capital reduced by $64.5 million from Q2 2015 -

ATLANTA - August 4, 2016 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in North America, today reported financial results for the fiscal second quarter ended July 2, 2016.

“We are pleased to report our second quarter results and the significant progress we’re making on our key strategic initiatives of reducing working capital, exiting underperforming facilities, and monetizing certain real estate. We were able to execute on these important activities while still improving our same center sales volume, operational efficiency, and adjusted EBITDA. Our team is energized to continue our focus on deleveraging our balance sheet, garnering market share and improving our operating results,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “As previously announced on April 21st, our primary focus is on deleveraging the balance sheet. We have decreased our debt principal by $63.6 million and our net working capital by $64.5 million when compared to the same period a year ago primarily through our inventory and facility rationalization. In addition, we are currently under contract to sell several of our closed facilities and are actively marketing certain operating facilities for sale leaseback opportunities.”

Second Quarter Results Compared to Prior Year Period
For the fiscal quarter ended July 2, 2016, BlueLinx generated net sales of $509.0 million, with a 1.7% increase in sales unit volume. When excluding closed facilities, revenue for same centers increased $8.3 million compared to the same period a year ago, with a 4.1% increase in sales unit volume.

The Company recorded gross profit in fiscal second quarter 2016 of $57.4 million with a gross margin of 11.3%, or 13.1% when excluding closed facilities and SKU rationalization.

The Company recorded a net loss of $3.1 million for fiscal second quarter 2016 compared to net income of $2.9 million from this period a year ago. The inventory and facility rationalization initiatives reduced net income by $7.7 million during the quarter. These charges included $1.2 million in severance and employee benefits charges. Excluding these severance and employee benefits charges, operating expenses remained comparable to the same period last year, even with increased sales volume.

Adjusted EBITDA, which is a non-GAAP measure, for fiscal second quarter 2016 was $12.7 million, up $2.9 million versus $9.8 million for the same period a year ago.

Liquidity
As of July 2, 2016, the Company had $65.3 million of excess availability under its asset-based revolving credit facilities.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 50544972. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items (e.g., write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income (Loss). We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.
We believe net working capital is helpful to investors in highlighting our operating efficiencies. Net working capital is defined as accounts receivable plus inventories less accounts payable and bank overdrafts. Management of net working capital helps us monitor our progress in meeting our goals to maximize our return on net working capital assets and our ability to easily convert assets into cash.

We believe comparable same center sales are helpful to investors to highlight our performance on a go-forward basis. Same center sales exclude closed centers which are defined as facility locations that have been announced closed and are no longer operating and generating revenue.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$509,011	$515,656	$983,337	$970,605
Cost of sales	451,624	455,673	868,354	860,426
Gross profit	57,387	59,983	114,983	110,179
Operating expenses:
Selling, general, and administrative	52,294	50,675	107,093	100,711
Depreciation and amortization	2,396	2,438	4,872	4,716
Total operating expenses	54,690	53,113	111,965	105,427
Operating income	2,697	6,870	3,018	4,752
Non-operating expenses (income):
Interest expense	6,250	6,690	13,457	13,243
Other expense (income), net	135	29	(237)	387
Income (loss) before benefit from income taxes	(3,688)	151	(10,202)	(8,878)
Benefit from income taxes	(544)	(2,719)	(913)	(2,803)
Net income (loss)	$(3,144)	$2,870	$(9,289)	$(6,075)
Weighted average common shares:
Basic	8,895	8,739	8,886	8,728
Diluted	8,895	8,786	8,886	8,728
Basic and diluted net income (loss) per share applicable to common stock	$(0.35)	$0.33	$(1.05)	$(0.70)

Comprehensive income (loss):
Net income (loss)	$(3,144)	$2,870	$(9,289)	$(6,075)
Other comprehensive income (loss):
Foreign currency translation, net of tax	34	(34)	306	(316)
Amortization of unrecognized pension loss, net of tax	223	211	447	422
Pension curtailment, net of tax	(12,185)	6,102	(12,185)	6,102
Total other comprehensive income (loss)	(11,928)	6,279	(11,432)	6,208
Comprehensive income (loss)	$(15,072)	$9,149	$(20,721)	$133

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	July 2, 2016	January 2, 2016
Assets:
Current assets:
Cash	$5,240	$4,808
Receivables, less allowances of $3.4 million and $3.2 million, respectively	181,623	138,545
Inventories, net	214,802	226,660
Other current assets	28,562	32,011
Total current assets	430,227	402,024
Property and equipment:
Land and land improvements	35,926	40,108
Buildings	80,630	89,006
Machinery and equipment	78,646	79,173
Construction in progress	349	255
Property and equipment, at cost	195,551	208,542
Accumulated depreciation	(105,628)	(106,966)
Property and equipment, net	89,923	101,576
Other non-current assets	9,784	9,542
Total assets	$529,934	$513,142
Liabilities:
Current liabilities:
Accounts payable	$96,830	$88,087
Bank overdrafts	17,330	17,287
Accrued compensation	6,829	4,165
Current maturities of long-term debt	62,653	6,611
Other current liabilities	12,942	14,023
Total current liabilities	196,584	130,173
Non-current liabilities:
Long-term debt	340,222	377,773
Pension benefit obligation	45,755	36,791
Other non-current liabilities	12,934	14,301
Total liabilities	595,495	559,038
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued - 9,031,275 and 8,943,846 respectively.	90	89
Additional paid-in capital	256,959	255,905
Accumulated other comprehensive loss	(46,206)	(34,774)
Accumulated stockholders’ deficit	(276,404)	(267,116)
Total stockholders’ deficit	(65,561)	(45,896)
Total liabilities and stockholders’ deficit	$529,934	$513,142

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 2, 2016	Six Months Ended July 4, 2015
Net cash used in operating activities	$(25,943)	$(46,247)

Net cash provided by (used in) investing activities	1,853	(699)

Cash flows from financing activities:
Repayments on revolving credit facilities	(282,371)	(187,394)
Borrowings from revolving credit facilities	308,673	256,647
Principal payments on mortgage	(9,431)	(8,534)
Increase (decrease) in bank overdrafts	—	(15,428)
Decrease in restricted cash related to the mortgage	9,118	—
Other, net	(1,467)	(23)
Net cash provided by financing activities	24,522	45,268

Increase (decrease) in cash	432	(1,678)
Cash balance, beginning of period	4,808	4,522
Cash balance, end of period	$5,240	$2,844

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(unaudited)

	Quarter Ended		Six Months Ended
Adjusted EBITDA	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net income (loss)	$(3,144)	$2,870	$(9,289)	$(6,075)
Adjustments:
Depreciation and amortization	2,396	2,438	4,872	4,716
Interest expense	6,250	6,690	13,457	13,243
Benefit from income taxes	(544)	(2,719)	(913)	(2,803)
Gain from the sale of properties	(384)	—	(761)	—
Share-based compensation expense, excluding restructuring	430	519	845	1,135
Restructuring, severance, and legal	7,581	(36)	8,069	(65)
Refinancing-related expenses	69	—	3,385	—
Adjusted EBITDA	$12,654	$9,762	$19,665	$10,151

	Quarter Ended		Six Months Ended
Comparable Same Center Schedule	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$509,011	$515,656	$983,337	$970,605
Less: closed centers	31,164	46,121	65,861	90,973
Same center net sales	$477,847	$469,535	$917,476	$879,632

Actual year-over-year percentage increase (decrease)	(1.3)%		1.3%
Same center year-over-year percentage increase	1.8%		4.3%

BLUELINX HOLDINGS INC.
ADDITIONAL INFORMATION
(In thousands)
(unaudited)

	Quarter Ended
Debt principal	July 2, 2016	July 4, 2015
Revolving credit facilities - principal	$246,858	$300,020
Mortgage - principal	158,769	169,188
Total debt principal payable	$405,627	$469,208